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THIS IS NOT A LETTER OF TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY

FOR COMMON SHARES OF
ANORMED INC.
Pursuant to an Offer dated September 1, 2006
made by
DEMATAL CORP.
a direct wholly-owned subsidiary of
GENZYME CORPORATION

USE THIS NOTICE OF GUARANTEED DELIVERY IF YOU WISH TO ACCEPT THE OFFER BUT YOUR ANORMED SHARE CERTIFICATE(S) ARE NOT IMMEDIATELY AVAILABLE, YOU CANNOT COMPLETE THE PROCEDURE FOR BOOK-ENTRY TRANSFER ON A TIMELY BASIS OR YOU ARE NOT ABLE TO DELIVER YOUR ANORMED SHARE CERTIFICATE(S) TO THE DEPOSITARY OR U.S. FORWARDING AGENT AT OR PRIOR TO THE EXPIRY TIME.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 12:01 A.M. (VANCOUVER TIME) ON OCTOBER 7, 2006 (THE "EXPIRY TIME"), UNLESS EXTENDED OR WITHDRAWN BY THE OFFEROR

        This Notice of Guaranteed Delivery must be used to accept the offer dated September 1, 2006 (the "Offer") made by Dematal Corp. (the "Offeror"), a direct wholly-owned subsidiary of Genzyme Corporation, to holders of common shares of AnorMED Inc. (the "AnorMED Shares") if (i) the certificate(s) representing the AnorMED Shares are not immediately available, (ii) the holder of AnorMED Shares (the "Shareholder") cannot complete the procedure for book-entry transfer on a timely basis or (iii) the Shareholder is not able to deliver the certificate(s) and all other required documents to the Depositary or the U.S. Forwarding Agent at or prior to the Expiry Time. This Notice of Guaranteed Delivery may be delivered by hand, by registered mail, by courier or by mail or may be transmitted by facsimile transmission to the Depositary at the address or facsimile number, as applicable, set out below.

        The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Offer to Purchase and accompanying Circular dated September 1, 2006 (the "Offer to Purchase and Circular") have the meanings ascribed to them in the Offer to Purchase and Circular.

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

        If a Shareholder wishes to deposit AnorMED Shares pursuant to the Offer and the certificate(s) representing the AnorMED Shares are not immediately available, the Shareholder cannot complete the procedure for book-entry transfer on a timely basis or the Shareholder is not able to deliver the certificate(s) and all other required documents to the Depositary or the U.S. Forwarding Agent at or prior to the Expiry Time, those AnorMED Shares may nevertheless be deposited under the Offer provided that all of the following conditions are met:

  (a)
  the deposit is made by or through an Eligible Institution;

  (b)
  this Notice of Guaranteed Delivery (or a facsimile hereof), properly completed and duly executed, including a guarantee by an Eligible Institution in the form specified below, is received by the Depositary, at the address specified below, at or prior to the Expiry Time; and

  (c)
  the certificate(s) representing all deposited AnorMED Shares, together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) relating to such AnorMED Shares, with any required signature guarantees, or a Book-Entry Confirmation with respect to the deposited AnorMED Shares (and in the case of a book-entry transfer into the Depositary's account at DTC, either a properly completed and duly executed Letter of Transmittal or an Agent's Message) and all other documents required by the Letter of Transmittal, are received by the Depositary at the address specified below at or prior to 5:00 p.m (Vancouver time) on the third trading day on the TSX after the Expiry Date.

        An "Eligible Institution" means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks or trust companies in the United States.

        The undersigned understands and acknowledges that payment for AnorMED Shares tendered pursuant to the Letter of Transmittal will be made only after timely receipt by the Depositary of (i) certificate(s) representing such AnorMED Shares, or a Book-Entry Confirmation with respect to the deposited AnorMED Shares and (ii) a Letter of Transmittal (or a facsimile thereof) (or in the case of a book-entry transfer into the Depositary's account at DTC, an Agent's Message) properly completed and duly executed, with any signatures guaranteed, if so required, and all other documents required by the Letter of Transmittal at or prior to 5:00 p.m. (Vancouver time) on the third trading day on the TSX after the Expiry Date. The undersigned also understands and acknowledges that under no circumstances will interest accrue or be paid by the Offeror or the Depositary to persons depositing AnorMED Shares on the purchase price of such AnorMED Shares purchased by the Offeror, regardless of any delay in making such payment, and that the consideration for AnorMED Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for AnorMED Shares delivered to the Depositary before the Expiry Time.

        All authority conferred, or agreed to be conferred, by this Notice of Guaranteed Delivery may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

TO:    The Depositary, CIBC MELLON TRUST COMPANY

By Mail:	By Registered Mail, by Hand or by Courier:	By Facsimile Transmission:
P.O. Box 1036 Adelaide Street Postal Station Toronto, Ontario M5C 2K4 Attention: Corporate Actions	199 Bay Street Commerce Court West Securities Level Toronto, Ontario M5L 1G9 Attention: Corporate Actions	416-643-3148

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, THE LETTER OF TRANSMITTAL AND ACCOMPANYING CERTIFICATES MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY IN TORONTO, ONTARIO, WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL. THE GUARANTEE BELOW MUST BE COMPLETED.

        DO NOT SEND CERTIFICATE(S) FOR ANORMED SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATE(S) FOR ANORMED SHARES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

        The undersigned hereby deposits with the Offeror, upon the terms and subject to the conditions set forth in the Offer to Purchase and Circular and in the related Letter of Transmittal, receipt of which is hereby acknowledged, the AnorMED Shares listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase, "Manner of Acceptance — Procedure for Guaranteed Delivery".

Certificate Number(s)	Names in which registered	Number of Common Shares Deposited

TOTAL:

        (Please print or type. If space is insufficient please attach a list in the above form.)

Signature(s) of Shareholder(s)	Address(es)

Name (please print or type)

Date	Zip Code/Postal Code

Daytime Telephone Number

GUARANTEE (Not to be used for signature guarantee)

The undersigned, an Eligible Institution, guarantees delivery to the Depositary, at its address set forth herein, of the certificate(s) representing the AnorMED Shares deposited hereby each in proper form for transfer together with a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees, covering the deposited AnorMED Shares and all other documents required by the Letter of Transmittal at or prior to 5:00 p.m. (Vancouver time) on the third trading day on the TSX after the Expiry Date.
Failure to comply with the foregoing could result in a financial loss to such Eligible Institution.

Name of Firm	Authorized Signature

Address of Firm	Name (please print)

Title

Zip Code/Postal Code	Date

Area Code and Telephone Number

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WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY